SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 20, 2005 (December 14, 2005)

ALERIS INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

December 14, 2005 Compensation Committee Actions. On December 14, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved 2005 Special Acquisition Incentive Awards (the “2005 Acquisition Incentive Awards”) for a group of management employees including, Steven J. Demetriou, Michael D. Friday, John J. Wasz, Christopher R. Clegg, Sean M. Stack, and Robert R. Holian (the “Named Executive Officers”). The 2005 Acquisition Incentive Awards relate to the Company’s 2005 acquisitions of Tomra Latasa Reciclgem, Alsco Metals Corporation, Alumitech, Inc., and certain assets of Ormet Corporation, Ormet Aluminum Mill Products Corporation and Specialty Blanks, Inc. (the “2005 Acquisitions”).

The 2005 Acquisition Incentive Awards include a cash grant and a grant of Performance Units payable in cash and shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”) granted under the Aleris International, Inc. 2004 Equity Incentive Plan (the “Equity Incentive Plan”). The Acquisition Incentive Performance Units vest upon the attainment of specific levels of annualized synergies in each of 2006 and 2007 attributable to the 2005 Acquisitions. The form of Performance Unit Award Agreement for the 2005 Acquisition Incentive Awards is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 14, 2005, the Compensation Committee approved 2006 base salaries for the Company’s officers, including the Named Executive Officers. The committee approved an increase for Sean M. Stack in his 2006 target bonus award under the 2004 Annual Incentive Compensation Plan (the “MIP”) from fifty percent to sixty percent of his base salary.

On December 14, 2005, the Compensation Committee also made grants for 2005 of restricted Common Stock and awards of Performance Units payable in Common Stock. The 2005 grants of restricted stock vest on the third anniversary of the grant. For the 2005 awards of Performance Units, a portion will vest to the extent of the attainment of target levels of merger synergies achieved as a result of the Commonwealth-IMCO merger are attained through December 31, 2008, and a portion will vest to the extent of the attainment of certain return on capital employed targets prior to December 31, 2008. The form of Performance Unit Agreement applicable to these awards is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On December 14, 2005, the Compensation Committee also approved performance metrics under the MIP that are applicable to the payment of cash bonuses for 2006. These metrics include EBITDA, reduction of working capital, individual objectives and in the case of some individuals, certain business unit performance goals.

A chart showing the 2006 base salary, the 2005 Acquisition Incentive Awards, and 2005 Equity Incentive Plan grants of restricted Common Stock and Performance Units to the Named Executive Officers is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Number	Description
99.1	Form of Performance Unit Award Agreement for the 2005 Acquisition Incentive Awards

99.2	Form of Performance Unit Award Agreement for the 2005 Equity Incentive grants of Performance Units

99.3	Chart showing 2006 Base Salary, 2005 Acquisition Incentive Awards, and 2005 Equity Incentive Plan Restricted Stock grants and Performance Units awards to Messrs. Demetriou, Friday, Wasz, Clegg, Stack, and Holian

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Dated: December 20, 2005	/s/ Michael D. Friday
Michael D. Friday, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description
99.1	Form of Performance Unit Award Agreement for the 2005 Acquisition Incentive Awards

99.2	Form of Performance Unit Award Agreement for the 2005 Equity Incentive grants of Performance Units

99.3	Chart showing 2006 Base Salary, 2005 Acquisition Incentive Awards, and 2005 Equity Incentive Plan Restricted Stock grants and Performance Units awards to Messrs. Demetriou, Friday, Wasz, Clegg, Stack, and Holian